Exhibit 5.1

FORM OF OPINION

PILLSBURY WINTHROP SHAW PITTMAN LLP

2475 Hanover St.

Palo Alto, CA 94304

                    , 2011

CafePress Inc.

1850 Gateway Drive, Suite 300

San Mateo, CA 94404

              Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for CafePress Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-174829 relating to the registration under the Securities Act of 1933 (the “Act”) of             shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, of which             authorized but heretofore unissued shares (including             shares subject to the underwriters’ over-allotment option) are to be offered and sold by the Company and             shares are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, and (ii) the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable. The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof (including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,